UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2005, the Board of Directors of CSG Systems International, Inc. (“CSG”) adopted, subject to approval by CSG’s stockholders, the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “2005 Plan”). At CSG’s 2005 annual meeting of stockholders held on May 27, 2005, CSG’s stockholders voted to approve the 2005 Plan.

The 2005 Plan authorizes the grant of: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) performance unit awards; (v) restricted stock awards; and (vi) stock bonus awards to officers and other key employees of CSG and its subsidiaries and to non-employee directors of CSG. The aggregate number of shares of common stock available under the 2005 Plan is 12.4 million, which may be authorized and unissued shares or treasury shares. Shares granted under the 2005 Plan in the form of a performance unit award, restricted stock award, or stock bonus award will be counted toward the aggregate number of shares of common stock available for issuance under the 2005 Plan as two shares for every one share granted or issued in payment of such award.

The 2005 Plan was effective upon stockholder approval and will terminate for purposes of further grants on December 31, 2014. The 2005 Plan replaces CSG’s 1996 Stock Incentive Plan (the “1996 Plan”). No further grants will be made under the 1996 Plan, but any stock awards which are outstanding under the 1996 Plan will remain in effect in accordance with their respective terms.

A copy of the 2005 Plan is attached hereto as Exhibit 10.04 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.04    CSG Systems International, Inc. 2005 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.04	CSG Systems International, Inc. 2005 Stock Incentive Plan

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